Authorization ID AAA4442
Investment ID M-0005935

PROMISSORY NOTE

$22,800,000.00                                                       Austin, Texas
                    Dated: June 30, 2006

FOR VALUE RECEIVED, ESCARPMENT VILLAGE, L.P., a Texas limited partnership (“Borrower”) having its principal place of business at c/o Stratus Properties Inc., 98 San Jacinto Blvd., Suite 220, Austin, Texas 78701, promises to pay to TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (“Lender”), a New York corporation, or order, at Lender’s offices at 730 Third Avenue, New York, New York 10017 or at such other place as Lender designates in writing, the principal sum of TWENTY-TWO MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($22,800,000.00) (the principal sum or so much of the principal sum as may be advanced and outstanding from time to time, the “Principal”), in lawful money of the United States of America, with interest on the Principal from the date of this Promissory Note (this “Note”) through and including July 1, 2016 (the “Maturity Date”) at the fixed rate of Five and 55/100 percent (5.55%) per annum (the “Fixed Interest Rate”), but in no event will the interest payable exceed the maximum amount allowed by Law.

This Note is secured by, among other things, the Deed of Trust, Assignment of Leases and Rents and Security Agreement, (the “Deed of Trust”) dated the date of this Note made by Borrower for the benefit of Lender as security for the Loan. All capitalized terms not expressly defined in this Note will have the definitions set forth in the Deed of Trust.

Section 1.  Payments of Principal and Fixed Interest.

(a)  Borrower will make monthly installment payments (“Debt Service Payments”) as follows:

(i)  On July 1, 2006 a payment of accrued interest on the Principal at the Fixed Interest Rate; and

(ii)  On August 1, 2006 and on the first day of each succeeding calendar month through and including July 1, 2016, payments in the amount of One Hundred Thirty Thousand One Hundred Seventy Two and 80/100 Dollars ($130,172.80) each, which will be applied first to accrued interest on the Principal at the Fixed Interest Rate and then to the Principal.

(b)  On the Maturity Date, Borrower will pay the Principal in full together with accrued interest at the Fixed Interest Rate and all other amounts due under the Loan Documents.

Section 2.  Prepayment Provisions.

(a)  The following definitions apply:

“Discount Rate” means the yield on an on-the-run U.S. Treasury issue selected by Lender, as published in Bloomberg, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and, if applicable, a coupon rate corresponding (or most closely corresponding, if not identical) to the Fixed Interest Rate.

“Default Discount Rate” means the Discount Rate less 300 basis points.

“Discounted Value” means the Discounted Value of a Note Payment based on the following formula:

NP (1 + R/12)[n]	=	Discounted Value
NP	=	Amount of Note Payment
R	=	Discount Rate or Default Discount Rate as the case may be.
n	=	The number of months between the date of prepayment and the scheduled date of the Note Payment being discounted rounded to the nearest integer.

“Note Payments” means (i) the scheduled Debt Service Payments for the period from the date of prepayment through the Maturity Date and (ii) the scheduled repayment of Principal, if any, on the Maturity Date.

“Prepayment Date Principal” means the Principal on the date of prepayment.

(b)  This Note may not be prepaid in full or in part before July 1, 2009. Commencing on July 1, 2009, provided there is no Event of Default, Borrower may prepay this Note in full, but not in part, upon 60 days prior notice to Lender and upon payment in full of the Debt which will include a payment (the “Prepayment Premium”) equal to the greater of (i) an amount equal to the product of one percent (1%) times the Prepayment Date Principal and (ii) the amount by which the sum of the Discounted Values of the Note Payments, derived by using the Discount Rate plus fifty (50) basis points, exceeds the Prepayment Date Principal. In order to calculate (ii) in the foregoing, each remaining Note Payment will be discounted and the resulting Discounted Values will be added together. Provided there is no Event of Default, this Note may be prepaid in full without payment of the Prepayment Premium during the last 90 days of the Term. This Note may not be prepaid without simultaneous prepayment in full of any other notes secured by the Loan Documents.

(c)  After an Acceleration or upon any other prepayment not permitted by the Loan Documents, any tender of payment of the amount necessary to satisfy the Debt accelerated, any judgment of foreclosure, any statement of amount due at the time of foreclosure (including foreclosure by power of sale) and any tender of payment made during any redemption period after foreclosure, will include a payment (the “Evasion Premium”) equal to the greater of (i) an amount equal to the product of one percent (1%) plus 300 basis points times the Prepayment

Date Principal, and (ii) the amount by which the sum of the Discounted Values of the Note Payments, derived by using the Default Discount Rate, exceeds the Prepayment Date Principal. In order to calculate (ii) in the foregoing, each remaining Note Payment will be discounted and the resulting Discounted Values will be added together.

(d)  Borrower acknowledges that:

(i)  a prepayment will cause damage to Lender;

(ii)  the Evasion Premium is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid;

(iii)  it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by a prepayment after an Event of Default or any other prepayment not permitted by the Loan Documents;

(iv)  the Evasion Premium represents Lender and Borrower’s reasonable estimate of Lender’s damages for the prepayment and is not a penalty; and

(v)  amounts payable pursuant to this section will not be interest, but will be a charge for prepayment permitted by Chapter 306, Section 306.005 of the Texas Finance Code, as amended.

Section 3.  Events of Default:

(a)  It is an “Event of Default” under this Note:

(i)  if Borrower fails to pay any amount due, as and when required, under this Note or any other Loan Document and the failure continues for a period of 5 days; or

(ii)  if an Event of Default occurs under any other Loan Document.

(b)  If an Event of Default, Lender may declare all or any portion of the Debt immediately due and payable (“Acceleration”) and exercise any of the other Remedies.

Section 4.  Default Rate. After the occurrence of and during the continuation of an Event of Default, Interest on the Principal will accrue at the Default Interest Rate from the date an Event of Default occurs.

Section 5.  Late Charges.

(a)  If Borrower fails to pay any Debt Service Payment when due and the failure continues for a period of 10 days or more or fails to pay any amount (other than the balloon installment due at maturity) within ten (10) days of when due under the Loan Documents on the Maturity Date, Borrower agrees to pay to Lender an amount (a “Late Charge”) equal to five cents ($.05) for each one dollar ($1.00) of the delinquent payment.

(b)  Borrower acknowledges that:

(i)  a delinquent payment will cause damage to Lender;

(ii)  the Late Charge is intended to compensate Lender for loss of use of the delinquent payment and the expense incurred and time and effort associated with recovering the delinquent payment;

(iii)  it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by the delinquency;

(iv)  the Late Charge represents Lender and Borrower’s reasonable estimate of Lender’s damages from the delinquency and is not a penalty; and

(v) such amount will not be interest but shall be a delinquency charge permitted by Chapter 306, Section 306.006 of the Texas Finance Code, as amended.

Section 6.  Limitation of Liability. This Note is subject to the limitations on liability set forth in the Article of the Deed of Trust entitled “Limitation of Liability”.

Section 7.  WAIVERS. IN ADDITION TO THE WAIVERS SET FORTH IN THE ARTICLE OF THE DEED OF TRUST ENTITLED “WAIVERS”, BORROWER WAIVES PRESENTMENT FOR PAYMENT, DEMAND, DISHONOR, NOTICE OF INTENTION TO ACCELERATE, NOTICE OF ACCELERATION, AND, EXCEPT AS EXPRESSLY SET FORTH IN THE LOAN DOCUMENTS, NOTICE OF ANY OF THE FOREGOING. BORROWER FURTHER WAIVES ANY PROTEST, LACK OF DILIGENCE OR DELAY IN COLLECTION OF THE DEBT OR ENFORCEMENT OF THE LOAN DOCUMENTS. BORROWER AND ALL INDORSERS, SURETIES AND GUARANTORS OF THE OBLIGATIONS CONSENT TO ANY EXTENSIONS OF TIME, RENEWALS, WAIVERS AND MODIFICATIONS THAT LENDER MAY GRANT WITH RESPECT TO THE OBLIGATIONS AND TO THE RELEASE OF ANY SECURITY FOR THIS NOTE AND AGREE THAT ADDITIONAL MAKERS MAY BECOME PARTIES TO THIS NOTE AND ADDITIONAL INDORSERS, GUARANTORS OR SURETIES MAY BE ADDED WITHOUT NOTICE AND WITHOUT AFFECTING THE LIABILITY OF THE ORIGINAL MAKER OR ANY ORIGINAL INDORSER, SURETY OR GUARANTOR.

Section 8.  Commercial Loan. The Loan is made for the purpose of carrying on a business or commercial activity or acquiring real or personal property as an investment or carrying on an investment activity and not for personal, family or household purposes.

Section 9.  Usury Limitations. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity hereof or otherwise, will the interest contracted for, charged or received by Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender will be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lender will ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest will be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof such excess will be refunded to the undersigned. All interest paid or agreed to be paid to Lender will, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period will not exceed the maximum amount permitted by applicable law. This paragraph will control all agreements between Borrower and Lender.

Section 10.  Applicable Law. This Note is governed by and will be construed in accordance with the Laws of the State in which the Property is located, without regard to conflict of law provisions.

Section 11.  Time of the Essence. Time is of the essence with respect to the payment and performance of the Obligations.

Section 12.  Cross-Default. A default under any other note now or hereafter secured by the Loan Documents or under any loan document related to such other note constitutes a default under this Note and under the other Loan Documents. When the default under the other note constitutes an Event of Default under that note or the related loan document, an Event of Default also will exist under this Note and the other Loan Documents.

Section 13.  Construction. Unless expressly provided otherwise in this Note, this Note will be construed in accordance with the Exhibit attached to the Deed of Trust entitled “Rules of Construction”.

Section 14.  Deed of Trust Provisions Incorporated. To the extent not otherwise set forth in this Note, the provisions of the Articles of the Deed of Trust entitled “Expenses and Duty to Defend”, “Waivers”, “Notices”, and “Miscellaneous” are applicable to this Note and deemed incorporated by reference as if set forth at length in this Note.

Section 15.  Joint and Several Liability; Successors and Assigns. If Maker consists of more than one entity, the obligations and liabilities of each such entity will be joint and several. This Note binds Borrower and successors, assigns, heirs, administrators, executors, agents and representatives and inures to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives.

Section 16.  Absolute Obligation. Except for the Section of this Note entitled “Limitation of Liability”, no reference in this Note to the other Loan Documents and no other provision of this Note or of the other Loan Documents will impair or alter the obligation of Borrower, which is absolute and unconditional, to pay the Principal, interest at the Fixed Interest Rate and any other amounts due and payable under this Note, as and when required.

Section 17.  Additional Provisions Pertaining to State Laws.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first set forth above.

ESCARPMENT VILLAGE, L.P., a Texas limited partnership

By: Escarpment Village Management, L.L.C., a Texas
limited liability company, General Partner

By: Circle C Land, L.P., a Texas limited partnership,
Manager

By: Circle C GP, L.L.C., a Delaware limited
liability company, its general partner

By: Stratus Properties Inc., a Delaware
corporation, its Manager

By: /s/ John E. Baker
John E. Baker
Senior Vice President